UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

WhiteHawk Minerals Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-43337	88-0862160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Market Street, Suite 910
Philadelphia, PA	19103
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (610) 484-3412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with the initial public offering (the “Offering”) by WhiteHawk Minerals Corp. (the “Company”) of its Class A Common Stock, par value $0.0001 (the “Common Stock”), described in the prospectus (the “Prospectus”), dated June 8, 2026, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-295743) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Contribution Agreement, dated June 9, 2026, by and among the Company, WhiteHawk Income Operating Partnership L.P., a Delaware limited partnership (“WhiteHawk OpCo”), WhiteHawk Minerals LLC, a Delaware limited liability company (the “Management Contributor”) and WhiteHawk Management LLC, a Delaware limited liability company (“ManagementCo”) (the “Contribution Agreement”);

•

the Amended and Restated Limited Partnership Agreement of WhiteHawk OpCo, dated June 10, 2026, by and among WhiteHawk OpCo, WhiteHawk Income OP GP LLC, a Delaware limited liability company and the sole general partner of WhiteHawk OpCo (“OP GP”), and its Limited Partners (as defined therein) (the “A&R LPA”); and

•	the Registration Rights Agreement, dated June 10, 2026, by and among the Company and the Holders (as defined therein).

The Contribution Agreement, A&R LPA and Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings ascribed to them in the Registration Statement.

Amendment to Revolving Credit Facility

On June 10, 2026, the Company entered into the First Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, among WhiteHawk Minerals Corp., as Parent, WhiteHawk Income Operating Partnership L.P., as Borrower, WhiteHawk Income OP GP LLC, as the general partner of the Borrower, the subsidiaries of the Borrower party thereto, as guarantors, Capital One, National Association, as Administrative Agent and Issuing Bank, and the lenders party thereto (the “RCF Amendment”). The RCF Amendment, among other things, (i) updates the name of the Parent (as defined in the RCF Amendment) from “WhiteHawk Income Corporation” to “WhiteHawk Minerals Corp.”, (ii) reallocates commitments among the existing lenders and admits new lenders to the Revolving Credit Facility, (iii) amends certain definitions, including the definition of “Agreement” to account for the RCF Amendment and (iv) amends and restates certain schedules, including schedules relating to subsidiaries. The foregoing description of the RCF Amendment is qualified in its entirety by reference to the full text of the RCF Amendment, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Change in Issuer under Specified Amendment to Note Purchase Agreement

On June 9, 2026, the Existing Note Purchase Agreement (as defined in the Amended and Restated Note Purchase Agreement, date as of May 20, 2026, by and among WhiteHawk Income Operating Partnership L.P. (the “Issuer”), WhiteHawk Minerals Corp., as Parent, WhiteHawk Income Operating Partnership L.P., as Borrower, WhiteHawk Income OP GP LLC, as the general partner of the Issuer, the subsidiaries of the Issuer party thereto, as guarantors, U.S. Bank Trust Company, National Association, as agent and collateral agent, and the holders party thereto the “A&R NPA”) was amended by the occurrence and effectiveness of the Specified Amendment (as defined in the A&R NPA) under the A&R NPA, the effect of which was to amend the “Issuer” under the Existing Note Purchase Agreement from WhiteHawk Income Corporation to WhiteHawk Income Operating Partnership L.P.

Item 2.01 Completion of Acquisition or Disposition of Assets

Internalization

In connection with and in order to effectuate the Internalization (as defined in the Registration Statement), on June 9, 2026, the Company, WhiteHawk OpCo, the Management Contributor and ManagementCo entered into the Contribution Agreement, pursuant to which WhiteHawk OpCo acquired all of the outstanding equity interests in ManagementCo from the Management Contributor in exchange for the issuance on June 10, 2025 of 3,750,000 common units of WhiteHawk OpCo (the “OpCo Interests”) and an equal number of shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) (based on an initial public offering price of $26.00 per share of Class A common stock), with an aggregate value equal to 75% of the Internalization Price (as defined in the Registration Statement) of $130.0 million. As a result of the Internalization, ManagementCo became a wholly owned subsidiary of WhiteHawk OpCo and the Company became internally managed.

In addition, 25% of the Internalization Price (the “Earnout Amount”) is subject to the Company’s achievement of certain Adjusted EBITDA targets during each of the three Earnout Years (as defined in the Registration Statement). The Earnout Amount, if earned, is payable solely in the form of up to an additional 1,250,000 OpCo Interests and an equal number of shares of Class B Common Stock. The Continuing Equity Owners (as defined in the Registration Statement) will also be entitled to receive dividend equivalent rights in respect of the Earnout Amount equal to the dividends and distributions that would have been paid on the OpCo Interests issuable in respect of the Earnout Amount had such OpCo Interests been outstanding from the closing of the Internalization.

Prior to the closing of the Offering, ManagementCo, as the Company’s external manager, provided certain management, acquisition, disposition and oversight functions with respect to the Company and WhiteHawk OpCo.

The terms of the Contribution Agreement are substantially the same as described in the section titled “Certain Relationships and Related Party Transactions—Internalization” in the Registration Statement. The Contribution Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 under the headings “Amendment to Revolving Credit Facility” and “Change in Issuer under Specified Amendment to Note Purchase Agreement” is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Internalization, on June 10, 2026, the Company issued 3,750,000 shares of Class B Common Stock to the Management Contributor, on a one-to-one basis equal to the number of common units of WhiteHawk OpCo it owns.

No underwriters were involved in the issuance and sale of the shares of Class B Common Stock. The shares of Class B Common Stock were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders

In connection with and prior to the Offering, the Company redeemed all outstanding shares of the Company’s Series D preferred stock, par value $0.0001 per share (the “Series D Preferred Stock”). The Series D Preferred Stock was redeemed for $1,000 per share, plus all accrued but unpaid dividends thereon, if any, plus, if applicable, an additional amount such that each holder receives the Minimum Return (as defined in the Certificate of Designations of the Series D Preferred Stock), for an aggregate redemption amount of approximately $39.9 million (the “Series D Redemption”).

The Series D Redemption was completed on June 10, 2026. Following the completion of the Series D Redemption, no shares of Series D Preferred Stock remain outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

In connection with the Internalization and the Offering and effective upon the closing of the Offering, the Company’s board of directors made certain officer appointments, including, among others: (i) the appointment of Daniel Herz as Chief Executive Officer and President of the Company, (ii) the appointment of Jeffrey Slotterback as Chief Financial Officer, Treasurer and Secretary of the Company, (iii) the appointment of Stephen Pilatzke as Chief Accounting Officer of the Company and (iv) the appointment of Michael Downs as Chief Operating Officer of the Company.

Information regarding the business experience and other biographical information of each of Messrs. Herz, Slotterback, Pilatzke and Downs is included in the section titled “Management” in the Registration Statement and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 10, 2026, in connection with the Offering, the Company filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and its amended and restated bylaws (the “Bylaws”) became effective. As described in the Registration Statement, the Company’s board of directors and stockholders previously approved the amendment and restatement of the Certificate of Incorporation and the Bylaws, and each became effective on June 10, 2026 in connection with the Offering. A description of certain provisions of the Certificate of Incorporation and the Bylaws is included in the section titled “Description of Capital Stock” in the Registration Statement.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On June 10, 2026, the Company completed its initial public offering of an aggregate of 7,700,000 shares of Class A Common Stock at a price to the public of $26.00 per share. The gross proceeds to the Company from the initial public offering were approximately $200.2 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The shares of Class A Common Stock are listed on the New York Stock Exchange under the symbol “WHK.”

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

If required, the Company intends to file financial statements required by this Item 9.01(a) with respect to the Internalization described in Item 2.01 of this Current Report on Form 8-K under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

If required, the Company intends to file pro forma financial information required by this Item 9.01(b) with respect to the Internalization described in Item 2.01 of this Current Report on Form 8-K under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of WhiteHawk Minerals Corp.

3.2	Amended and Restated Bylaws of WhiteHawk Minerals Corp.

10.1	Contribution Agreement, dated June 9, 2026, by and between the Company, WhiteHawk OpCo, the Management Contributor and ManagementCo

10.2	Amended and Restated Limited Partnership Agreement of WhiteHawk OpCo, dated June 10, 2026, by and among WhiteHawk OpCo, OP GP and its Limited Partners (as defined therein)

10.3	Registration Rights Agreement, dated June 10, 2026, by and among the Company and the Holders (as defined therein)

10.4	First Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, among WhiteHawk Income Corporation, as Parent, WhiteHawk Income Operating Partnership L.P., as Borrower, Capital One, National Association, as Administrative Agent and Issuing Bank, and the lenders party thereto

10.5	Employment Agreement, dated June 10, 2026, by and between Daniel Herz, WhiteHawk Minerals Corp., WhiteHawk Income Operating Partnership L.P. and any subsidiaries or affiliates as may employ Mr. Herz from time to time.

10.6	Employment Agreement, dated June 10, 2026, by and between Jeffrey Slotterback, WhiteHawk Minerals Corp., WhiteHawk Income Operating Partnership L.P. and any subsidiaries or affiliates as may employ Mr. Slotterback from time to time.

10.7	Employment Agreement, dated June 10, 2026, by and between Stephen Pilatzke, WhiteHawk Minerals Corp., WhiteHawk Income Operating Partnership L.P. and any subsidiaries or affiliates as may employ Mr. Pilatzke from time to time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WhiteHawk Minerals Corp.

Date: June 10, 2026	By:	/s/ Daniel Herz
Daniel Herz
Chief Executive Officer